                                                                     EXHIBIT 3.2

                       CERTIFICATE OF LIMITED PARTNERSHIP

         Pursuant to Section 2.01 of the Texas Revised Limited Partnership Act, the undersigned, being the joint general partners of Behringer Harvard Mid-Term Value Enhancement Fund I LP, a limited partnership formed under said Act, do hereby state:

         1. The name of the limited partnership is "Behringer Harvard Mid-Term Value Enhancement Fund I LP."

         2. The address of the registered office of the limited partnership is 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207, and the name of the registered agent for service of process at that address is Robert M. Behringer.

         3. The address of the principal office of the limited partnership in the United States where its records will be kept or made available is 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207.

         4. The names, mailing addresses and street addresses of the joint general partners of the limited partnership are:


             NAME                              MAILING ADDRESS                          STREET ADDRESS
             ----                              ---------------                          --------------
Behringer Harvard Advisors I LP          1323 North Stemmons Freeway              1323 North Stemmons Freeway
                                         Suite 211                                Suite 211
                                         Dallas, Texas  75207                     Dallas, Texas  75207

Robert M. Behringer                      1323 North Stemmons Freeway              1323 North Stemmons Freeway
                                         Suite 211                                Suite 211
                                         Dallas, Texas  75207                     Dallas, Texas  75207


         SIGNED by the joint general partners of said limited partnership as of July 24, 2002.

                                    BEHRINGER HARVARD ADVISORS I, LP
                                    General Partner


                                    By:      /s/ Robert M. Behringer
                                        ----------------------------------------
                                          Robert M. Behringer, President



                                             /s/ Robert M. Behringer
                                    --------------------------------------------
                                    Robert M. Behringer, Individually